UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 17, 2010 ( June 16, 2010)

CHINA POWER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34230	22-3969766
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 12, Gongyuan Road, Kaifeng City, Henan Province
Henan Province 475002
People’s Republic of China
(Address of principal executive offices)

(86) 378 299 6222
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On June 16, 2010, China Power Technology, Inc. (the "Company") entered into a securities purchase agreement (the "Securities Purchase Agreement") with certain accredited investors (collectively, the "Investors"). Under the Securities Purchase Agreement, the Company agreed to issue and sell to the Investors 3,703,704 shares of the Company’s common stock (the "Shares"), representing approximately 8.47% of the issued and outstanding capital stock of the Company on a fully-diluted basis as of and immediately after consummation of the transactions contemplated by the Securities Purchase Agreement, for an aggregate purchase price of approximately $10 million (the "Purchase Price"), or $2.7 per share. The closing of the transactions contemplated by the Securities Purchase Agreement will occur within five days of June 16, 2010 (the "Closing Date").

The Securities Purchase Agreement contained the following material covenants:

  The Company agreed that before the Company’s next underwritten public offering, the Company shall not, without first obtaining the written consent of the lead investor: a) excluding the acquisition of Changsha Boiler Co., Ltd., acquire through stock or asset purchase, or through any business combination, including a merger, share exchange or other transaction, an entity that has net assets that are equal to or greater than thirty percent (30%) of the Company’s net assets; b) sell or otherwise dispose of assets of the Company, including through the sale of stock of a subsidiary or through a business combination, including a merger, share exchange or other transaction, that are equal to or greater than thirty percent (30%) of the Company’s net assets; c) issue any shares of preferred stock or issue any promissory notes or bonds that are convertible into Common Stock; d) declare and distribute any kind of dividend; e) conduct any transactions with related persons (as defined in Item 404(a) of Regulation S-K promulgated under the Exchange Act) that would be required to be disclosed under such Item 404(a); and f) hire a new Chief Financial Officer or Investor Relations Officer.

  The Company agreed that the lead investor shall be entitled to nominate one member of the Company’s Board of Directors as an independent director.

  The Company agreed to enter into a definitive agreement to acquire t least 80% shares of Changsha Boiler Co. Ltd. before December 31, 2010.

  The Company agreed that if the Company fails to consummate an underwritten public offering within the twelve month period following the Closing Date, then the lead investor shall have the right to notify the Company in writing to terminate the Chief Financial Officer of the Company. Upon receipt of such written notice, the Company covenants and agrees that no later than 90 days following receipt of such notice, the Company will hire a new chief financial officer. The lead investor shall have the right to veto the appointment of the Company’s CFO.

  The Company agreed that when the Company conducts any equity-related financing above $5,000,000, the Investors shall have the right to sell 50% of their shares in such financing transaction. When Mr. Honghai Zhang, the Company’s Chairman and Chief Executive Officer, sells his shares, the Investors shall have the right to sell the same amount of shares.

  The Company agreed that if in connection with any financing transactions in which the Company sells common stock or common stock equivalents, the gross sales price per share of common stock (or common stock equivalent) sold in the equity financing is less than $5.40, then the Company shall be obligated to issue to the Investors on a pro rata basis, for no additional consideration that number of shares of Common Stock (the "Anti-Dilution Shares") as is equal to

  $10,000,000/(Financing Price Per Share/2) – 3,703,704

  Other than with respect to this transaction, none of the Investors have had a material relationship with the Company or any of the Company’s officers, directors or affiliates or any associate of any such officer or director.

  Registration Rights Agreement

  On June 16, 2010, as a condition precedent to the consummation of the transactions contemplated by the Securities Purchase Agreement, the Company and the Investors also entered into a registration rights agreement (the "Registration Rights Agreement"), pursuant to which the Company is obligated to file a registration statement under the Securities Act of 1933 at any time upon the request of the requisite investors after the 90th day following June 16, 2010 covering the resale of the Shares. In addition, if the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both, the Company will use its best efforts to cause the Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company. If at any time (i) the Investors request that the Company file a registration statement on Form S-3 for a public offering of all or any portion of the Shares, and (ii) the Company is a registrant entitled to use Form S-3 to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 for public sale.

  Make Good Escrow Agreement

  Also in connection with the entry into the Securities Purchase Agreement, on June 16, 2010, the Company entered into a make good escrow agreement (the "Make Good Escrow Agreement") with Honghai Zhang (the "Pledgor"), the Investors, Sun Forever Limited (the "Lead Investor")and Escrow, LLC, as escrow agent (the "Escrow Agent"), pursuant to which the Pledgor agreed to certain "make good" provisions in the event that the Company does not meet certain thresholds for fiscal years 2010 and/or 2011. Pursuant to the Make Good Escrow Agreement, the Pledgor will establish an escrow account and deliver to the Escrow Agent certificates evidencing 5,000,000 shares of the Company’s common stock held by the Pledgor (the "Make Good Shares") along with blank stock powers, to be held for the benefit of the Investors.

  The Pledgor agreed that (i) if the Earnings Per Share (calculated by dividing the Company’s after tax net income (the "ATNI") by the weighted average number of shares of common stock of the Company outstanding during the calculation period, calculated on a fully diluted basis, and referred to herein as the "Earnings Per Share") for the Company’s 2010 fiscal year is less than $0.50 per share; or (ii) if the Company’s Earnings Per Share for the Company’s 2011 fiscal year is less than $0.70 per share, the Pledgor will transfer to the Investors, on a pro rata basis, an aggregate of shares equal to [$10,000,000/(actual 2010 Earnings Per Share×5.36)] – 3,703,704 for the 2010 fiscal year and an aggregate of shares equal to [$10,000,000/(actual 2011 EPS×3.80)] – 3,703,704 for the 2011 fiscal year within 10 business days after the Company’s annual report on Form 10-K is filed for the respective fiscal year.

  In such event, the Pledgor’s obligation to transfer the Make Good Shares continues to apply to each of the Investors, even if an Investor has transferred or sold all or any portion of its securities, and each of the Investors shall have the right to assign its rights to receive a pro rata portion of the Make Good Shares in conjunction with negotiated sales or transfers of any of its securities.

  If the number of shares of Common Stock required to be delivered to the Investors exceeds 5,000,000, then the Lead Investor shall notify the Make Good Pledgor of such fact in writing and upon such notification, the Make Good Pledgor shall promptly deposit into escrow an additional 3,000,000 shares of Common Stock held by the Make Good Pledgor.

  If the Earnings Per Share for the Company’s 2010 fiscal year is no less than $0.50, then one-half of the Make Good Shares will be released to the Pledgor. If the Earnings Per Share is no less than $0.70 per share for the Company’s 2011 fiscal year, then the remaining one-half of the Make Good Shares will be released to the Pledgor.

  This brief description of the terms of the Registration Rights Agreement, Securities Purchase Agreement and Make Good Escrow Agreement is qualified by reference to the provisions of the forms of agreements attached to this report as Exhibits 4.1, 10.1 and 10.2, respectively.

Item 3.02	Unregistered Sales Of Equity Securities

  On June 16, 2010, we issued 3,703,704 shares of our common stock to the Investors. The issuance of our shares to these investors was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

  We relied upon Rule 506 of Regulation D of the Securities Act in issuing the shares of common stock to the Investors. These Investors made representations that (a) the they are acquiring their shares as principal for their own accounts for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws, (b) at the time the Investors were offered the Shares, they were "accredited investors" as defined in Rule 501(a) under the Securities Act and the Investors are not registered broker-dealers under Section 15 of the Exchange Act, (c) the Investors are not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement., (d) the Investors had the opportunity to ask such questions as they have deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, they had access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and they had the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment, and (e) the Investors have not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investors, engaged in any transactions in the securities of the Company since the earlier to occur of (1) the time that such Investors were first contacted by the Company regarding an investment in the Company and (2) the 30th day prior to the Closing Date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
No.

4.1	Form of Registration Rights Agreement, dated June 16, 2010.
10.1	Form of Securities Purchase Agreement, dated June 16, 2010.
10.2	Form of Make Good Escrow Agreement, dated June 16, 2010.

  SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  CHINA POWER TECHNOLOGY, INC.

  By: /s/ Honghai Zhang
        Honghai Zhang
        Chief Executive Officer

  Dated: June 17, 2010

  EXHIBIT INDEX

Exhibit	Description
No.

4.1	Form of Registration Rights Agreement, dated June 16, 2010.
10.1	Form of Securities Purchase Agreement, dated June 16, 2010.
10.2	Form of Make Good Escrow Agreement, dated June 16, 2010.